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                                                                    Ex 99(10)(a)



                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report to shareholders of the UBS Money Market Fund dated April 15, 2002 in this Registration Statement (Form N-1A Nos. 33-2524 and 811-4448) of UBS Master Series, Inc.








/s/ Ernst & Young LLP
Ernst & Young LLP

New York, New York
June 26, 2002